Bethurum Laboratories, Inc.
      6371 Richmond Ave., Suite 200              Tel: (713) 266-8005
      Houston, Texas 77057                       Fax: (713) 266-8024

                         July 19, 2000

SECURITIES PURCHASE AGREEMENT

Benchmark Merchant Partners, L.P.
Attn: Frank DeLape
700 Gemini
Houston, Texas 77058
Tel:  281-488-3883
Fax: 281-488-5353
E-mail: frank@bmeg.com

  RE:  Securities Purchase Agreement among and between Bethurum
       Laboratories, Inc., a Utah corporation ("Bethurum"or "BTRM"), and Benchmark Merchant Partners, L.P.

Dear Frank:

       Further to the above referenced subject, this Agreement will confirm the following terms and conditions upon which Bethurum will sell and Benchmark Merchant Partners, L.P. ("Benchmark") will acquire 17,000,000 pre-split restricted common stock shares of Bethurum (the "Securities Purchase Agreement").

Bethurum and Benchmark have agreed to the following:

1. Bethurum will issue 12,500,000 pre-split restricted common stock shares for a price of $.001 per share or $12,500 to individuals designated by Bethurum's current Board of Directors (the "Consultant Group").

2. Simultaneous with the purchase and issuance of the 12,500,000 shares to the Consultant Group, Benchmark shall acquire and be issued 17,000,000 pre-split restricted common stock shares of Bethurum for a price of $.0176 per share or $300,000 USD on or before July 19, 2000 (the "Stock Purchase"). $200,000 USD in good funds payable upon execution of this Agreement; and a promissory note in the amount of $100,000 USD made by Benchmark due and payable to Bethurum upon execution of the Agreement and Plan of Reorganization among and between Bethurum and a wireless telecommunication network company serving the developing foreign markets with strong growth potential and limited competition with annual revenues of no less than $50,000,000 USD, earnings before interest, taxes, depreciation and amortization ("EBITDA") of no less than $12,500,000 USD, and shareholders equity of no less than $10,000,000 USD (the "Suitable Reorganization Candidate"), or the close of business on December 31, 2000, whichever occurs first (the "Closing"), shall be deposited by Benchmark with the trust account of Leonard Burningham, Esq., prior to or simultaneous with the execution of the Stock Purchase Agreement to Purchaser, the 17,000,000 restricted common stock shares, which so as shall be paid by Leonard Burningham, Esq., Trustee, to the designees of Bethurum solely as directed by Bethurum's current Board of Directors upon execution of the Securities Purchase Agreement. The funds shall pay: costs accrued in the reinstatement and maintenance of the Bethurum corpus; any and all outstanding obligations of Bethurum pre-Plan, legal, accounting and other professional fees incurred by Bethurum pursuant to the Plan up to the Closing. It is understood by the parties hereto, that Leonard Burningham, Esq. shall have NO liability by reason of acting as Escrow Agent, except to act in good faith and pursuant to the instruction of the current Board of Directors of Bethurum.

   (a) Promissory Note. Benchmark promises to pay to the order of Bethurum, the sum of ONE-HUNDRED-THOUSAND U.S. Dollars($100,000.00
        USD), together with interest of six percent (6%) per
        annum on the unpaid balance (the "Promissory Note"). The Promissory Note is described as follows:
       (i) Payment in full of the principal and accrued interest to Bethurum upon closing of the Agreement and Plan of Reorganization, among and between the Suitable Reorganization Candidate and Bethurum (the "Closing"), or close of business at 5:00 p.m. Central Standard Time on December 31, 2000, whichever occurs sooner.
        (ii) Benchmark will deposit and pledge with Leonard Burningham, Esquire, Trustee for Bethurum ("Pledgee") as collateral security to secure the payment of: U.S. Dollars $100,000.00 Promissory Note made payable to Bethurum by Benchmark , due upon closing of the Agreement and Plan of Reorganization among and between the Suitable Reorganization Candidate and Bethurum, or close of the business on December 31, 2000, whichever occurs first, 17,000,000 pre-split restricted common stock shares of Bethurum (the "Pledge of Shares"). The Promissory Note and the accompanying Pledge of Shares will be assigned as directed by Bethurum's current Board of Directors upon closing of the Securities Purchase Agreement.
        (iii) The Promissory Note shall be assigned with attachment collateral solely in accordance with the instructions of the current members of the Board of Directors of Bethurum.
        (iv) The Promissory Note obligation can be assumed with the mutual consent of Benchmark and the current members of the Board of the Directors of Bethurum. Such consent shall not be unreasonably withheld.
        (v) In the event the Closing does not occur on or before December 31, 2000, Benchmark has the option to authorize and direct Leonard Burningham, Trustee, to return the 17,000,000 pre-split restricted Bethurum common stock shares held in Escrow, pursuant to the Pledge of Shares agreement, to the current members of the Board of Directors of Bethurum, which in turn shall effect the return of the shares to treasury or caused the cancellation of the shares in return for/and the consideration of the forgiveness and cancellation of the $100,000 Promissory Note and the payment by Bethurum to Benchmark of an additional $75,000 USD. The cancellation and return of the Promissory Note and the $75,000 payment by Bethurum shall be considered as liquidated damages.
        The $125,000 that Benchmark leaves with Bethurum in turn will be treated as liquidated damages and both parties hereto agree to waive all causes of action against the other and hold the other harmless.

3. Demand Registration Rights. In connection with the transactions by and between Bethurum and Benchmark, Bethurum has agreed to grant certain registration rights to the holders of the shares to be issued pursuant to paragraphs 1 and 2 above and the holders of any shares issued while Bethurum may be deemed to be a shell. Bethurum agrees to provide those holders with Demand Registration Rights whereby, all shares; the 17,000,000 pre-split restricted common stock to be issued to Benchmark, its heirs, assigns or designees, and 12,500,000 pre-split restricted common stock shares to be issued to the Consultant Group, and all shares that may be deemed shares issued while Bethurum was a shell, shall be filed for registration with the Securities and Exchange Commission on the appropriate form within 45 days of the close of the Reorganization. Bethurum anticipates it will take 45 days to prepare and file the registration
  statement   once the Reorganization has been closed and up to 150 days for the statement to become effective once the registration statement is filed. Bethurum agrees to pay all costs of registration and to pay a late penalty of $1,000 per day ($500 to Benchmark and $500 to Leonard Burningham, Trustee for the Consultant Group) for every day the registration process runs over the 150-day target.

4. Following the pre-split issuance of shares to the Consultant Group and Benchmark and/or its designees, Bethurum shall have 33,000,000 pre-split common stock shares issued and outstanding.

5. Bethurum would effect a 1 for 10 reverse split of its issued and outstanding common stock shares on or about August 14, 2000, resulting in 3,300,000 post-split shares issued and outstanding (the "Reverse Split") in accordance with the laws of the state of its organization.

6. BTRM would re-domicile from Utah to British Virgin Islands as soon as reasonably practicable. Benchmark will pay all costs not to exceed $40,000 to re-domicile BTRM from Utah to British Virgin Islands. The anticipated cost of the re-domiciling is in addition to the $300,000 paid Bethurum by Benchmark for the 17,000,000 pre-split restricted common stock shares.

7. The Suitable Reorganization Candidate with the assistance of Benchmark, shall effect the placement of not less than $10,000,000 in equity financing for the Suitable Reorganization Candidate on or before December 31, 2000 (the "Equity Financing") or Bethurum has the option not to enter into the contemplated Agreement and Plan of Reorganization among and between Bethurum and the Suitable Reorganization Candidate. The precise terms and conditions of the Equity Financing are expected to vary over time in accordance with market conditions. Consequently, the class and numbers of shares are all to be negotiated and determined in light of the market conditions existing at the time the Equity Financing is negotiated and secured, provided, however all such terms and conditions are subject to the Suitable Reorganization Candidate's acceptance and approval.

8. The Suitable Reorganization Candidate shall exchange up to 25,000,000 post-split shares of BTRM to effect the Reorganization.

9. To Summarize the Reorganization:
  (Post-reverse-split, post-Equity Financing, Post-plan)

                                                   SHARES            %

        Bethurum-Original Shareholders . . . . . .350,000          1.051
        Bethurum-Consultants                    1,250,000          3.754
        Benchmark                               1,700,000          5.105
        Suitable Reorganization Candidate      25,000,000         75.075
        Equity Financing (up to $25 mil.)* . . .5,000,000         15.015
        Total. . . . . . . . . . . . . . . . . 33,300,000        100.00 %

       * The precise terms and conditions of the Equity Financing are expected to vary over time in accordance with market conditions. Consequently, the class and numbers of shares are all to be negotiated and determined in light of the market conditions existing at the time the Equity Financing is negotiated and secured.

10.If the Suitable Reorganization Candidate has not entered into an Agreement and Plan of Reorganization with BTRM on or before December 31, 2000, BTRM's current directors will have the right ("Call Option") to repurchase Benchmark's pre-split 17,000,000 restricted common stock shares which constitutes ownership of 51.52% of Bethurum prior to the contemplated Reorganization for $75,000 and forgiveness of Benchmark's $100,000 Promissory Note, or in the alternative, Benchmark can present an alternative candidate for reorganization for BTRM's current Board of Directors review and approval. Approval of an alternative reorganization candidate shall not unreasonably be withheld.

        (a) In the event an alternate reorganization candidate is approved by Bethurum's current board of directors, the $100,000 note from Benchmark to Bethurum will be due and payable at the closing of the Agreement and Plan of Reorganization for the alternate reorganization candidate on December 31, 2000 or whichever comes first.

11. Other.

       (a) The parties hereto agree that Bethurum shall not issue any securities other than those provided for herein without the expressed written consent of the current Board of Directors of Bethurum and the Benchmark

       (b) Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by 10 days advance written notice to each of the other parties hereto:

                 Bethurum Laboratories, Inc.
                 6371 Richmond Ave., Suite 200
                 Houston, Texas 77057
                 Tel: (713) 266-8005
                 Fax: (713) 266-8024

       With a copy to:

                 Branden T. Burningham, Esq.
                 Attorney at Law
                 455 East 500 South, Suite 205
                 Salt Lake City, Utah 84111
                 Tel: (801) 363-7411
                 Fax: (801) 355-7126

               and to:

                 Benchmark Merchant Partners, L.P.
                 Attn: Frank Delape
                 700 Gemini
                 Houston, Texas 77058
                 Tel: (281) 488-3883
                 Fax: (281-488-5353

       (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

       (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of Utah or the state courts of the State of Utah sitting in the County of Utah in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non-conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

       (e)This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supercedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                         #   #   #   #

  IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned this the 19th day of July, 2000.

                           Sincerely,
                           "Bethurum" or "BTRM"
                           Bethurum Laboratories, Inc.

                           By:/s/ W. A. Silvey, Jr., President


  IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned this the 19th day of July, 2000.

                           Sincerely,
                           "Benchmark"
                           Benchmark Merchant Partners, L.P.

                           By:/s/Frank Delape